Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Tesoro Logistics LP of our report dated June 26, 2014 relating to the financial statements of QEP Field Services Company, which appears in Tesoro Logistics LP’s Current Report on Form 8-K dated October 19, 2014. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 29, 2016